SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  ----------


                                  FORM 8-K


                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) June 10, 1999


                          COMMERCIAL ASSETS, INC.
           (Exact name of registrant as specified in its charter)


             Maryland                 001-12262            84-1501789
 (State or other jurisdiction        (Commission         (I.R.S. Employer
       of incorporation              File Number)       Identification No.)
       or organization)


      3410 South Galena, Suite 210                        80231
            Denver, Colorado                           (Zip Code)
(Address of principal executive offices)

    Registrant's telephone number, including area code    (303) 614-9410


Item 5.    Other Events

Reincorporation

           On June 9, 1999, the holders of the common stock, par value $.01 per share (the "Common Stock") of Commercial Assets, Inc., a Maryland corporation (the "Company") approved a proposal in which the Company's state of incorporation would be changed from Maryland to Delaware (the "Reincorporation"). The Reincorporation was consummated on June 10, 1999 by a merger of the Company into Commercial Assets, Inc., a wholly owned Delaware subsidiary (the "Delaware Corporation") newly formed for this purpose. A Certificate of Merger and Articles of Merger were filed on June 10, 1999 with the states of Delaware and Maryland, respectively. The Agreement and Plan of Merger, the Certificate of Incorporation and the Bylaws have been filed as Exhibits 2.1, 3.1 and 3.2, respectively.


Item 7.    Exhibits

      2.1  Agreement and Plan of Merger
      3.1  Certificate of Incorporation
      3.2  Bylaws


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMMERCIAL ASSETS, INC.


                                    By:    /s/ David M. Becker
                                           ----------------------------
                                           David M. Becker


Date:  June 10, 1999